Exhibit 99.1

5655 Riggins Court, Suite 15 Reno, NV 89502 Tel : 888 909-5548 Fax : 888 909-1033

OTCQX: NGLD

NEVADA CANYON ANNOUNCES SIGNIFICANT GOLD INTERCEPTS INCLUDING 21.8 G/T AU OVER 4.6 METERS REPORTED AT THE LAPON CANYON GOLD PROJECT

Reno, Nevada. October 14, 2025 - Nevada Canyon Gold Corp. (OTCQX: NGLD) (the “Company” or “Nevada Canyon”) is pleased to announce the release of additional drill results from the 2025 reverse circulation (“RC”) drill program on the Lapon Canyon Gold Project, (the “Project” or “Lapon Canyon”), by Walker River Resources Corp (TSX-V:WRR) (“Walker River”) (see WRR news release Oct. 14, 2025). Lapon Canyon is located within the prolific Walker Lane gold trend in Nevada, 40 miles southeast of Yerington NV and 100% owned by Walker River Resources. Nevada Canyon has an $5M Exploration Stream Earn-in Agreement for 50% of the Project (see Company news release Feb. 3, 2025) and holds a 3% Net Smelter Royalty (“NSR”).

Highlights:

Drilling on the new upper drill road at Hotspot has significantly extended gold mineralization to the south and the east results include:

●	3.35 g/t Au over 64m starting at 149.4 m including 8.01 g/t Au over 19.9m in hole LC-25-150
●	2.17 g/t Au over 86.9 m starting at 126.5 m, including 3.92 g/t over 45.7m and 21.8 g/t over 4.6m in hole LC-25-156
●	1.38 g/t Au over 68.6m starting at 97.5m, including 2.29 g/t over 19.8m in hole LC-25-154
●	2.02 g/t Au over 57.9m starting at 132.6m in hole LC-25-146
●	1.05 g/t Au over 45.7m starting at 45.7m in hole LC-25-152
●	Notably in LC-25-150, gold mineralization continues at the bottom of the hole, with the final 4.6m averaging 3.65 g/t Au.

Walker River reported that these additional drill results continue to confirm the extension of gold mineralization to the south and east of the Hotspot and that the mineralization is hosted in multiple bedrock units beyond the originally interpreted iron-oxide-sericite altered granite. (see WRR news release dated Oct. 6, 2025 for more detail) These findings continue to support the potential discovery of a new mineralized zone south and east of the Hotspot, substantially expanding the growth potential of the Lapon Canyon Gold Project. Multi-element geochemistry will be utilized to test the copper potential of Lapon’s already robust gold system.

“I am so pleased that these results continue to support the significant potential at Lapon Canyon. The occurrence of mineralization in different host rock from the historic gold mineralization and mining could indicate the possibility for a significant resource at the Project,” commented Lisa Doddridge, President and Director of the Company. “Under our agreement, we have the right to earn 50% of Lapon Canyon with $5M in exploration spending over the next three years. This drill campaign is being funded as part of that agreement. We believe this exploration spend will result in value creation for our shareholders.”

The 2025 drill program at Lapon Canyon is focused on resource definition where drill holes were both infill and offset along strike and dip of the Hotspot Zone and on exploration of the new upper drill road extension, located approximately 125 metres northeast of the Hotspot Zone. Drilling at Hotspot has significantly extended gold mineralization to the south and the east.

“Once again we are impressed with the consistent and significant results from the Lapon Canyon Project, the potential and quality of our Nevada based royalties and streams continue to be impressive,” said Nevada Canyon Chairman and CEO, Alan Day, “We continue to look forward to additional results from Lapon Canyon and the ongoing interpretation and expansion of its gold mineralization as drilling continues.”

Other significant results can be found in Table 1 Below:

	From	To	Width*	Gold
Drill Hole	(m)	(m)	(m)	(g/t)	Notes:
LC-25-146	132.6	190.5	57.9	2.02

LC-25-147	93.0	103.6	10.67	1.01
and	114.3	137.2	22.9	1.08

LC-25-150	149.4	213.4	64.0	3.35
incl	158.5	170.7	12.2	1.68
incl	173.7	193.6	19.9	8.01
incl	176.8	181.4	4.6	15.10
incl	208.8	213.4	4.6	3.65	End of hole

LC-25-151	123.4	149.4	26.0	1.38

LC-25-152	125.0	170.7	45.7	1.05

LC-25-153	131.1	158.5	27.4	1.03
	169.2	170.7	1.5	1.16

LC-25-154	97.5	166.1	68.6	1.38
incl	120.4	135.6	15.2	2.29

LC-25-155	126.5	164.6	38.1	1.03
incl	137.2	155.5	18.3	1.40

LC-25-156	126.5	213.4	86.9	2.17
incl	132.6	178.3	45.7	3.92
incl	147.8	152.4	4.6	21.8
incl	163.1	178.3	15.2	2.95

Table 1. Drill Results

*Sampled width is presented. True width is estimated to be between 75 and 95 percent of sampled widths

Figure 1. Plan map of the Lapon Canyon Gold deposit, showing the Central and Hotspot zones with historic and 2025 drilling results and contours for 0.1 – 1.0 g/t Au (yellow) and 1.0 – 10.0 g/t Au (red).

LC-25-155
1.03 g/t Au over 27.4 m
LC-25-152
1.05 g/t Au over 45.7 m
LC-25-146
2.02 g/t Au over 57.9 m
LC-25-150
3.35 g/t Au over 64.0 m
Incl. 8.01 g/t Au over 19.9 m
LC-25-147
1.08 g/t Au over 22.9 m
LC-25-151
1.38 g/t Au over 26.0 m
LC-25-154
1.38 g/t Au over 68.6 m
LC-25-156
2.17 g/t Au over 86.9 m
Including 3.92 g/t Au over 45.7 m
LC-25-146
LC-25-150
LC-25-147
LC-25-151
LC-25-154
LC-25-155
LC-25-156
LC-25-152
50 m
View looking southeast +/- 75
Legend
Au ppm
>10
5.0-10.0
3.0-5.0
1.0-3.0
0.5-1.0
0.25-0.5
0.1-0.25
Historical drill holes
2025 drill hole (previous release)
2025 drill hole (this release)
2025 drill hole (not yet released)
Claim boundary

Figure 2. Cross-section of the Lapon Gold deposit at Hotspot, showing historic and 2025 drilling results with highlights of intervals from this release and contours for 0.1 – 1.0 g/t Au (yellow) and 1.0 – 10.0 g/t Au (red).

On-going work at Lapon Canyon consists of data compilation, interpretation and resource modelling. Results from previous and current (2024-2025) drill programs, including the subsequent data compilation will enable the completion of an initial NI 43-101 compliant mineral resource on the Project. Further drill results will be released as they become available. Field work and drilling is ongoing.

Sampling Methodology, Chain of Custody, Quality Control and Quality Assurance

All sampling was conducted under the supervision of the Company’s project geologists and the chain of custody from the drill to the sample preparation facility was continuously monitored. A blank or certified reference material was inserted approximately every tenth sample. The Lapon Canyon samples were delivered to American Assays Laboratories’ certified laboratory facilities in Sparks, NV. The samples were crushed, pulverized and the sample pulps digested and analyzed for gold using fire assay fusion and a 50 g gravimetric finish. Certain intensely altered samples used a 1 kg pulp screened to 100 microns. Duplicate assay on screen undersize. Assay of entire oversize fraction.

Samples are taken and bagged directly at the drill rig at every 1.5-meter interval, standard in the exploration industry. A small sample is also taken at the drill rig and put into a chip tray for examination purposes and to determine those sample bags that should be sent to the lab for assay purposes. Often this work is carried out using a microscope for the examination of the rock chips. The full sample bag from the interval chosen for assay purposes is then sent directly from the drill site to the lab, located in Sparks, NV.

The scientific and technical information contained in this news release has been reviewed, verified and approved by Dave Nuttal P.Geo, President of Geo Exploration Ltd, who is an independent Qualified Person as defined under NI 43-101 Standards of Disclosure for Mineral Projects.

About the Lapon Canyon Project

Lapon Canyon hosts historical, high grade gold mining with approximately 2,000 feet of underground workings in three adits. Historical underground work returned numerous assay values in the one-ounce-per-ton range. (NI 43-101, Montgomery and Barr, 2004). Walker River has completed considerable exploration work to date, with numerous drill hole intercepts that have indicated significant gold mineralization. The Project is located within Nevada’s Prolific Walker Lane shear zone, easily accessible by secondary state roads, located approximately 40 miles southeast of Yerington, Nevada. A state power grid transmission line passes within 2 miles of the Project.

About Nevada Canyon Gold Corp.

Nevada Canyon Gold Corp. is a US-based natural resource company headquartered in Reno, Nevada. The Company has a large, strategic land position and royalties in multiple projects, within some of Nevada’s highest-grade historical mining districts, offering year-round access and good infrastructure in proven and active mining districts. The Company has a three-fold business model; i) mineral royalty creation and acquisition; ii) precious-metals and exploration streaming & financing; and iii) exploration project accelerator.

For further information please contact:

Corporate Communications

Larry Heuchert

Tel: 1-888-909-5548 Ext. 2

Email: ir@nevadacanyongold.com

Web: www.nevadacanyongold.com

Forward-Looking Statements

The information posted in this release may contain forward-looking statements. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of exploration, delays in completing various engineering and exploration programs, and any potential results from such programs. Specifically, forward-looking statements in this news release include statements with respect to the potential mineralization and geological merits of the Company properties, its royalties owned on properties and various other factors beyond the Nevada Canyon Gold Corp.’s control. The Company’s actual results could differ materially from those discussed in this press release. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events except as required by applicable securities legislation. Investors are advised to carefully review the reports and documents that Nevada Canyon Gold Corp. files from time to time with the SEC, including its Annual Form 10K for the fiscal year ended December 31, 2024, Quarterly Reports and Current Reports.